Exhibit 99.1

Press Release — For Immediate Release
April 28, 2023

Penns Woods Bancorp, Inc. Reports First Quarter 2023 Earnings

Williamsport, PA — April 28, 2023 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. achieved net income of $4.7 million for the three months ended March 31, 2023, resulting in basic earnings per share of $0.66 and diluted earnings per share of $0.64.

Highlights

•Net income, as reported under GAAP, for the three months ended March 31, 2023 was $4.7 million, compared to $3.4 million for the same period of 2022. Results for the three months ended March 31, 2023 compared to 2022 were impacted by a decrease in after-tax securities losses of $16,000 (from a loss of $48,000 to a loss of $32,000) for the period. In addition, bank-owned life insurance income increased due to a gain on death benefit of $380,000 during the three months ended March 31, 2023, while an after-tax loss of $201,000 related to a branch closure negatively impacted the three months ended March 31, 2022.

•The provision for credit losses decreased $79,000 for the three months ended March 31, 2023 to a provision of $71,000 compared to a provision of $150,000 for the 2022 period. The decrease in the provision for credit losses was primarily due to improving loan portfolio credit metrics and a minimal level of net loan charge-offs.

•Basic earnings per share for the three months ended March 31, 2023 was $0.66 and diluted earnings per share was $0.64. Basic and diluted earnings per share for the three months ended March 31, 2022 were $0.49.

•Annualized return on average assets was 0.92% for three months ended March 31, 2023, compared to 0.72% for the corresponding period of 2022.

•Annualized return on average equity was 11.12% for the three months ended March 31, 2023, compared to 8.17% for the corresponding period of 2022.

Net Income

Net income from core operations (“core earnings”), which is a non-generally accepted accounting principles (GAAP) measure of net income excluding net securities gains or losses, was $4.7 million for the three months ended March 31, 2023 compared to $3.5 million for the same period of 2022. Core earnings per share for the three months ended March 31, 2023 was $0.66 basic and $0.64 diluted, compared to $0.50 basic and diluted core earnings per share for the same period of 2022. Annualized core return on average assets and core return on average equity were 0.93% and 11.19% for the three months ended March 31, 2023, compared to 0.73% and 8.28% for the corresponding period of 2022. A reconciliation of the non-GAAP financial measures of core earnings, core return on assets, core return on equity, and core earnings per share described in this press release to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three months ended March 31, 2023 was 3.10%, compared to 2.93% for the corresponding period of 2022. The increase in the net interest margin for the three month period was driven by an increase in earning asset yield of 105 basis points ("bps") as the yield on earning assets increased throughout 2022 and during 2023 due to the rate increases enacted by the Federal Open Market Committee ("FOMC"). The three month period ended March 31, 2023 was impacted by an increase of 93 bps in the yield earned on the securities portfolio as legacy securities matured with the funds reinvested at higher rates. The FOMC rate increases during 2022 and 2023 contributed to the rate paid on interest-bearing deposits increasing 97 bps for the three months ended March 31, 2023 compared to the corresponding period of 2022. Short-term borrowings increased in volume and rate paid as this funding source was utilized to provide funding for the growth in the loan portfolio resulting in an increase of $1.4 million in expense for the three months ended March 31, 2023 compared to the same period of 2022.

Assets

Total assets increased to $2.1 billion at March 31, 2023, an increase of $148.3 million compared to March 31, 2022.  Cash and cash equivalents decreased $177.2 million as interest-bearing accounts in other financial institutions decreased $133.1 million and fed funds sold decreased $50.0 million as excess liquidity was primarily utilized to fund the growth in the loan portfolio. Net loans increased $296.3 million to $1.7 billion at March 31, 2023 compared to March 31, 2022, as an emphasis was placed on commercial loan growth coupled with a significant increase in indirect auto lending. The investment portfolio increased $26.3 million from March 31, 2022 to March 31, 2023 as a portion of the excess cash liquidity was invested primarily into short and medium-term municipal bonds with a maturity of 10 years or less.

Non-performing Loans

The ratio of non-performing loans to total loans ratio decreased to 0.28% at March 31, 2023 from 0.38% at March 31, 2022, as non-performing loans decreased to $4.8 million at March 31, 2023 from $5.3 million at March 31, 2022. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have been classified as impaired and have a specific allocation recorded within the allowance for loan losses. Net loan charge-offs of $123,000 for the three months ended March 31, 2023 impacted the allowance for loan losses, which was 0.69% of total loans at March 31, 2023 compared to 1.00% at March 31, 2022 (prior to the adoption of CECL).

Deposits

Deposits increased $26.4 million to $1.6 billion at March 31, 2023 compared to March 31, 2022. Noninterest-bearing deposits decreased $11.8 million to $502.4 million at March 31, 2023 compared to March 31, 2022.  Core deposits declined slightly as deposits shifted from core deposit accounts into time deposits as market rates increased due to the FOMC rate increases and increased competition for deposits. Core deposit gathering efforts remained focused on increasing the utilization of electronic (internet and mobile) deposit banking among our customers. Utilization of internet and mobile banking has increased due to these efforts coupled with a change in consumer behavior over the past several years. Interest-bearing deposits increased $38.2 million from March 31, 2022 to March 31, 2023 primarily due to increased utilization of brokered deposits of $28.9 million as this funding source was utilized to supplement the funding of the loan portfolio growth, while reducing the need to draw upon available borrowing lines. A campaign to attract time deposits with a maturity of ten to twenty-four months was started during the latter part of 2022 and has continued during the first three months of 2023.

Shareholders’ Equity

Shareholders’ equity increased $5.5 million to $174.0 million at March 31, 2023 compared to March 31, 2022.  Accumulated other comprehensive loss of $12.0 million at March 31, 2023 increased from a loss of $6.5 million at March 31, 2022 as a result of a $7.9 million net unrealized loss on available for sale securities at March 31, 2023 compared to an unrealized loss of $3.1 million at March 31, 2022 coupled with an increase in loss of $638,000 in the defined benefit plan obligation. The current level of shareholders’ equity equates to a book value per share of $24.64 at March 31, 2023 compared to $23.81 at March 31, 2022, and an equity to asset ratio of 8.42% at March 31, 2023 and 8.79% at March 31, 2022. Dividends declared for the three months ended March 31, 2023 and 2022 were $0.32 per share.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates sixteen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, Union, and Blair Counties, and Luzerne Bank, which operates eight branch offices providing financial services in Luzerne County, and United Insurance Solutions, LLC, which offers insurance products.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; or (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31,
(In Thousands, Except Share and Per Share Data)	2023	2022	% Change
ASSETS:
Noninterest-bearing balances	$31,701	$25,717	23.27%
Interest-bearing balances in other financial institutions	9,945	143,086	(93.05)%
Federal funds sold	—	50,000	(100.00)%
Total cash and cash equivalents	41,646	218,803	(80.97)%

Investment debt securities, available for sale, at fair value	197,190	175,674	12.25%
Investment equity securities, at fair value	1,163	1,229	(5.37)%
Restricted investment in bank stock, at fair value	18,656	13,795	35.24%
Loans held for sale	1,705	1,360	25.37%
Loans	1,700,023	1,405,966	20.91%
Allowance for loan losses	(11,734)	(14,023)	(16.32)%
Loans, net	1,688,289	1,391,943	21.29%
Premises and equipment, net	31,602	33,259	(4.98)%
Accrued interest receivable	9,357	8,129	15.11%
Bank-owned life insurance	33,359	33,953	(1.75)%
Investment in limited partnerships	8,529	4,600	85.41%
Goodwill	16,450	17,104	(3.82)%
Intangibles	292	437	(33.18)%
Operating lease right of use asset	2,635	2,795	(5.72)%
Deferred tax asset	5,741	4,569	25.65%
Other assets	8,529	9,159	(6.88)%
TOTAL ASSETS	$2,065,143	$1,916,809	7.74%

LIABILITIES:
Interest-bearing deposits	$1,136,483	$1,098,265	3.48%
Noninterest-bearing deposits	502,352	514,130	(2.29)%
Total deposits	1,638,835	1,612,395	1.64%

Short-term borrowings	97,102	6,634	1,363.70%
Long-term borrowings	132,738	112,918	17.55%
Accrued interest payable	1,172	471	148.83%
Operating lease liability	2,690	2,847	(5.51)%
Other liabilities	18,636	13,117	42.08%
TOTAL LIABILITIES	1,891,173	1,748,382	8.17%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $5.55, 22,500,000 shares authorized; 7,570,086 and 7,554,567 shares issued; 7,059,861 and 7,074,342 shares outstanding	42,057	41,969	0.21%
Additional paid-in capital	54,572	54,191	0.70%
Retained earnings	102,194	90,928	12.39%
Accumulated other comprehensive loss:
Net unrealized loss on available for sale securities	(7,928)	(3,074)	(157.91)%
Defined benefit plan	(4,110)	(3,472)	(18.38)%
Treasury stock at cost, 510,225 and 480,225	(12,815)	(12,115)	5.78%
TOTAL SHAREHOLDERS' EQUITY	173,970	168,427	3.29%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,065,143	$1,916,809	7.74%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(In Thousands, Except Share and Per Share Data)	2023	2022	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$18,005	$13,038	38.10%
Investment securities:
Taxable	1,218	737	65.26%
Tax-exempt	178	164	8.54%
Dividend and other interest income	463	336	37.80%
TOTAL INTEREST AND DIVIDEND INCOME	19,864	14,275	39.15%

INTEREST EXPENSE:
Deposits	3,372	788	327.92%
Short-term borrowings	1,440	1	n/m
Long-term borrowings	754	633	19.12%
TOTAL INTEREST EXPENSE	5,566	1,422	291.42%

NET INTEREST INCOME	14,298	12,853	11.24%

PROVISION FOR CREDIT LOSSES	71	150	(52.67)%

NET INTEREST INCOME AFTER (RECOVERY) PROVISION FOR CREDIT LOSSES	14,227	12,703	12.00%

NON-INTEREST INCOME:
Service charges	496	495	0.20%
Debt securities losses, available for sale	(61)	(2)	(2,950.00)%
Net equity securities gains (losses}	21	(59)	135.59%
Bank-owned life insurance	556	170	227.06%
Gain on sale of loans	231	345	(33.04)%
Insurance commissions	165	170	(2.94)%
Brokerage commissions	165	200	(17.50)%
Loan broker income	170	541	(68.58)%
Debit card income	335	345	(2.90)%
Other	179	207	(13.53)%
TOTAL NON-INTEREST INCOME	2,257	2,412	(6.43)%

NON-INTEREST EXPENSE:
Salaries and employee benefits	6,176	6,264	(1.40)%
Occupancy	866	910	(4.84)%
Furniture and equipment	846	892	(5.16)%
Software amortization	183	253	(27.67)%
Pennsylvania shares tax	248	389	(36.25)%
Professional fees	688	538	27.88%
Federal Deposit Insurance Corporation deposit insurance	245	202	21.29%
Marketing	155	64	142.19%
Intangible amortization	35	43	(18.60)%
Other	1,456	1,452	0.28%
TOTAL NON-INTEREST EXPENSE	10,898	11,007	(0.99)%
INCOME BEFORE INCOME TAX PROVISION	5,586	4,108	35.98%
INCOME TAX PROVISION	928	676	37.28%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$4,658	$3,432	35.72%
EARNINGS PER SHARE - BASIC	$0.66	$0.49	34.69%
EARNINGS PER SHARE - DILUTED	$0.64	$0.49	30.61%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	7,058,397	7,072,575	(0.20)%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	7,334,197	7,072,575	3.70%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Three Months Ended
	March 31, 2023			March 31, 2022
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$64,703	$448	2.81%	$47,974	$308	2.60%
All other loans	1,601,105	17,651	4.47%	1,351,414	12,795	3.84%
Total loans (2)	1,665,808	18,099	4.41%	1,399,388	13,103	3.80%

Federal funds sold	—	—	n/a	50,000	93	0.75%

Taxable securities	181,421	1,579	3.53%	144,438	920	2.58%
Tax-exempt securities (3)	33,565	225	2.72%	40,981	208	2.06%
Total securities	214,986	1,804	3.40%	185,419	1,128	2.47%

Interest-bearing deposits	7,031	102	5.88%	157,541	60	0.15%

Total interest-earning assets	1,887,825	20,005	4.30%	1,792,348	14,384	3.25%

Other assets	135,276			127,421

TOTAL ASSETS	$2,023,101			$1,919,769

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$243,302	120	0.20%	$240,953	22	0.04%
Super Now deposits	366,424	939	1.04%	370,895	195	0.21%
Money market deposits	289,734	1,280	1.79%	298,820	186	0.25%
Time deposits	188,476	1,033	2.22%	190,819	385	0.82%
Total interest-bearing deposits	1,087,936	3,372	1.26%	1,101,487	788	0.29%

Short-term borrowings	121,754	1,440	4.80%	5,194	1	0.08%
Long-term borrowings	119,267	754	2.56%	115,267	633	2.23%
Total borrowings	241,021	2,194	3.69%	120,461	634	2.13%

Total interest-bearing liabilities	1,328,957	5,566	1.70%	1,221,948	1,422	0.47%

Demand deposits	498,180			506,348
Other liabilities	28,367			23,357
Shareholders’ equity	167,597			168,116

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,023,101			$1,919,769
Interest rate spread (3)			2.60%			2.78%
Net interest income/margin (3)		$14,439	3.10%		$12,962	2.93%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Three Months Ended March 31,
	2023	2022
Total interest income	$19,864	$14,275
Total interest expense	5,566	1,422
Net interest income	14,298	12,853
Tax equivalent adjustment	141	109
Net interest income (fully taxable equivalent) (non-GAAP)	$14,439	$12,962

(Dollars in Thousands, Except Share and Per Share Data, Unaudited)	Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Operating Data
Net income	$4,658	$4,509	$5,250	$4,231	$3,432
Net interest income	14,298	15,548	15,532	13,847	12,853
Provision for credit losses	71	575	855	330	150
Net security losses	(40)	(39)	(211)	(54)	(61)
Non-interest income, excluding net security losses	2,297	2,120	2,294	2,191	2,473
Non-interest expense	10,898	11,251	10,320	10,420	11,007

Performance Statistics
Net interest margin	3.10%	3.42%	3.47%	3.12%	2.93%
Annualized return on average assets	0.92%	0.92%	1.09%	0.88%	0.72%
Annualized return on average equity	11.12%	10.92%	12.61%	10.15%	8.17%
Annualized net loan charge-offs (recoveries) to average loans	0.03%	0.04%	0.01%	(0.01)%	0.09%
Net charge-offs (recoveries)	123	149	37	(40)	303
Efficiency ratio	65.46%	59.79%	57.70%	64.72%	71.53%

Per Share Data
Basic earnings per share	$0.66	$0.64	$0.74	$0.60	$0.49
Diluted earnings per share	0.64	0.64	0.74	0.60	0.49
Dividend declared per share	0.32	0.32	0.32	0.32	0.32
Book value	24.64	23.76	23.32	23.56	23.81
Common stock price:
High	27.77	26.89	24.29	24.35	24.67
Low	21.90	23.15	22.02	22.34	23.64
Close	23.10	26.62	22.91	23.09	24.43
Weighted average common shares:
Basic	7,058	7,055	7,051	7,059	7,073
Fully Diluted	7,334	7,055	7,051	7,059	7,073
End-of-period common shares:
Issued	7,570	7,567	7,563	7,559	7,555
Treasury	(510)	(510)	(510)	(510)	(480)

(Dollars in Thousands, Except Share and Per Share Data, Unaudited)	Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Financial Condition Data:
General
Total assets	$2,065,143	$2,000,080	$1,905,116	$1,891,806	$1,916,809
Loans, net	1,688,289	1,624,094	1,545,489	1,474,739	1,391,943
Goodwill	16,450	16,450	17,104	17,104	17,104
Intangibles	292	327	361	396	437
Total deposits	1,638,835	1,556,460	1,590,415	1,589,579	1,612,395
Noninterest-bearing	502,352	519,063	537,403	524,288	514,130
Savings	239,526	247,952	249,532	249,057	245,661
NOW	363,548	372,574	392,140	353,102	379,838
Money Market	300,273	270,589	268,532	309,453	299,166
Time Deposits	191,203	137,949	137,348	145,714	160,592
Brokered Deposits	41,933	8,333	5,460	7,965	13,008
Total interest-bearing deposits	1,136,483	1,037,397	1,053,012	1,065,291	1,098,265

Core deposits*	1,405,699	1,410,178	1,447,607	1,435,900	1,438,795
Shareholders’ equity	173,970	167,665	164,489	166,054	168,427

Asset Quality
Non-performing loans	$4,766	$4,890	$5,743	$5,100	$5,281
Non-performing loans to total assets	0.23%	0.24%	0.30%	0.27%	0.28%
Allowance for loan losses	11,734	15,637	15,211	14,393	14,023
Allowance for loan losses to total loans	0.69%	0.95%	0.97%	0.97%	1.00%
Allowance for loan losses to non-performing loans	246.20%	319.78%	264.86%	282.22%	265.54%
Non-performing loans to total loans	0.28%	0.30%	0.37%	0.34%	0.38%

Capitalization
Shareholders’ equity to total assets	8.42%	8.40%	8.63%	8.78%	8.79%

* Core deposits are defined as total deposits less time deposits

Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

	Three Months Ended March 31,
(Dollars in Thousands, Except Per Share Data)	2023	2022
GAAP net income	$4,658	$3,432
Net securities losses, net of tax	32	48
Non-GAAP core earnings	$4,690	$3,480

	Three Months Ended March 31,
	2023	2022
Return on average assets (ROA)	0.92%	0.72%
Net securities losses, net of tax	0.01%	0.01%
Non-GAAP core ROA	0.93%	0.73%

	Three Months Ended March 31,
	2023	2022
Return on average equity (ROE)	11.12%	8.17%
Net securities losses, net of tax	0.07%	0.11%
Non-GAAP core ROE	11.19%	8.28%

	Three Months Ended March 31,
	2023	2022
Basic earnings per share (EPS)	$0.66	$0.49
Net securities losses, net of tax	—	0.01
Non-GAAP basic core EPS	$0.66	$0.50

	Three Months Ended March 31,
	2023	2022
Diluted EPS	$0.64	$0.49
Net securities losses, net of tax	—	0.01
Non-GAAP diluted core EPS	$0.64	$0.50